CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated April 22, 2008, accompanying the financial statements of Investment Grade Municipal Trust, Series 52, Pennsylvania Insured Municipals Income Trust, Series 297 and Virginia Investors' Quality Tax-Exempt Trust, Series 96 (included in Van Kampen Unit Trusts, Municipal Series 545) as of December 31, 2007, and for each of the three years in the period then ended and the financial highlights for the period from January 25, 2005 (date of deposit) through December 31, 2005 and for each of the two years in the period ended December 31, 2007, contained in this Post-Effective Amendment No. 3 to Form S-6 (File No. 333-120827) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
April 22, 2008